June 13, 2024	Exhibit 5.1

NioCorp Developments Ltd. 7000 South Yosemite Street, Suite 115 Centennial, CO 80112

RE: NioCorp Developments Ltd. – Registration Statement on Form S-3

Dear Sirs and Mesdames:

We have acted as Canadian counsel to NioCorp Developments Ltd., a corporation incorporated under the laws of the Province of British Columbia (the “Company”), in connection with the preparation and filing by the Company with the United States Securities and Exchange Commission (the “SEC”) on the date hereof of the above captioned registration statement on Form S-3 (the “Registration Statement”) under the United States Securities Act of 1933, as amended (the “Act”). The Registration Statement registers the issuance and sale of up to US$200,000,000 of the Company’s common shares (the “Shares”), warrants to purchase Shares (the “Warrants”) and units comprised of one or more of the securities described herein, in any combination (the “Units” and, together with the Shares and the Warrants, the “Securities”), all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act.

The Registration Statement includes a prospectus (the “Prospectus”), which provides that it will be supplemented in the future by one or more prospectus supplements.

In connection with the opinions hereinafter set forth, we have considered such matters of fact and questions of law and examined such documents, records and certificates as we have considered appropriate for purposes of this opinion letter, including, without limitation, the following:

1.	the Registration Statement;

2.	the Prospectus; and

3.	a certificate of good standing dated June 12, 2024, issued by the Director appointed under the Business Corporations Act (British Columbia) relating to the Company (the “Certificate of Good Standing”).

We are solicitors qualified to carry on the practice of law in the Province of British Columbia. Our opinions hereinafter set forth are expressed only with respect to the laws of the Province of British Columbia and the federal laws of Canada applicable therein, in each case, in effect on the date hereof. We express no opinion with respect to the laws of any other jurisdiction.

We have no responsibility or obligation to (i) update this opinion, (ii) take into account or inform the addressee or any other person of any changes in law, facts or other developments subsequent to the date hereof that do or may affect the opinions we express herein or (iii) advise the addressee or any other person of any other change in any matter addressed in this opinion. Nor do we have any responsibility or obligation to consider the applicability or correctness of this opinion to any person other than the addressee.

We have also assumed without independent investigation that: (i) all information contained in all documents reviewed by us is true and correct, (ii) the genuineness of all signatures on all documents reviewed by us, (iii) the authenticity and completeness of all documents submitted to us as originals, (iv) the conformity to authentic originals of all documents submitted to us as certified or photostatic copies, (v) each natural person signing any document reviewed by us had the legal capacity to do so, none of which facts we have independently verified, (vi) no order, ruling or decision of any court or regulatory or administrative body is in effect at any relevant time that restricts the issuance of the Securities, (vii) there is no foreign law that would affect the opinions expressed herein and (viii) at the time of the execution and delivery of any documents relating to the Securities or the offering thereof, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties. We also have assumed the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

We have also assumed that at all relevant times:

(a)	the Company has the necessary corporate power and capacity to execute, deliver and perform its obligations under the terms and conditions of any purchase, underwriting or other agreement, indenture or instrument relating to the Company’s creation, authentication, issuance, sale and/or delivery of the Securities to which the Company is a party (any such agreement, the “Agreement”);

(b)	the Company has the necessary corporate power and capacity to authorize, create, authenticate, validly issue, sell and deliver the Securities and perform its obligations under the terms and conditions of the Securities;

(c)	all necessary corporate action has been taken by the Company to duly authorize the execution and delivery by the Company of the applicable Agreement and the performance of its obligations under the terms and conditions thereof;

(d)	all necessary corporate action has been taken by the Company to duly authorize, create, authenticate, sell, deliver and validly issue the Securities and to perform its obligations under the terms and conditions of the Securities, and all of the terms and conditions relevant to the execution, delivery and issuance of the Securities in the applicable Agreement have been complied with;

(e)	all necessary corporate action has been taken by the Company to duly authorize the terms of the offering of the Securities and related matters;

(f)	the applicable Agreement (i) has been duly authorized, executed and delivered by all parties thereto and such parties had the capacity to do so; (ii) constitutes a legal, valid and binding obligation of all parties thereto; (iii) is enforceable in accordance with its terms against all parties thereto; and (iv) is governed by the laws of the Province of British Columbia;

(g)	the Securities have been duly authorized, created, authenticated, sold and delivered and validly issued by the Company and any other person signing or authenticating the Securities, as applicable;

(h)	the terms of the offering of the Securities and related matters have been duly authorized by the Company;

(i)	the Company has complied, and will comply, with Division 8 of the Business Corporations Act (British Columbia);

(j)	the execution and delivery of the applicable Agreement and the performance by the Company of its obligations under the terms and conditions thereunder do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the notice of articles or articles of the Company, any resolutions of the board of directors or shareholders of the Company, any agreement or obligation of the Company, or applicable law;

(k)	the authorization, creation, authentication, sale, delivery and issuance of the Securities and the Company’s performance of its obligations under the terms and conditions of the Securities do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the notice of articles or articles of the Company, any resolutions of the board of directors or shareholders of the Company, any agreement or obligation of the Company, or applicable law; and

(l)	the terms of the offering of the Securities and related matters do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the notice of articles or articles of the Company, any resolutions of the board of directors or shareholders of the Company, any agreement or obligation of the Company, or applicable law.

In giving the opinion in paragraph 1, we have relied solely upon the Certificate of Good Standing.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.	The Company validly exists as a corporation in good standing with respect to the filing of annual reports under the laws of its jurisdiction of incorporation.

2.	Upon payment for the applicable Securities provided for in the applicable Agreement and when issued, sold and delivered in accordance with such Agreement, (i) the Shares will be validly issued, fully paid and non-assessable shares in the capital of the Company and (ii) the Warrants and Units will be validly issued by, and will be binding obligations of, the Company.

This opinion letter has been prepared for your use in connection with the Registration Statement and is expressed as of the date hereof. The opinions expressed herein are limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Prospectus, the Registration Statement or the Securities.

* * * * *

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to Blake, Cassels & Graydon LLP under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not hereby agree that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

Yours very truly,

/s/ Blake, Cassels & Graydon LLP